Exhibit 10.1

THIRD AMENDMENT TO LOAN AGREEMENT

THIS THIRD AMENDMENT AGREEMENT (this “Agreement”) is entered into as of November 10, 2014 among AMERICAN LOCKER GROUP INCORPORATED, a Delaware corporation (“American Locker”), SECURITY MANUFACTURING CORPORATION, a Delaware corporation (“Security”), AMERICAN LOCKER SECURITY SYSTEMS, INC., a Delaware corporation (“ALS” and together with American Locker and Security, each, a “Borrower” and jointly and severally, “Borrowers”), and TRIUMPH SAVINGS BANK, SSB, D/B/A TRIUMPH COMMERCIAL FINANCE, with offices at 3 Park Central, Suite 1700, 12700 Park Central Drive, Dallas, Texas 75251 (together with its successors and assigns, “Lender”).

W I T N E S S E T H:

WHEREAS, Borrowers and Lender are parties to that certain Loan Agreement dated as of September 30, 2013 (as heretofore amended, modified or otherwise supplemented, the “Loan Agreement”);

WHEREAS, Borrowers have informed Lender that they have retained a financial advisor as part of a process of marketing their business for sale and that they intend to sell substantially all of their assets as a going concern in one or more transactions following the cessation of business operations or consent to such a sale by Lender pursuant to its rights as a secured party under the Loan Documents and applicable law (collectively, a “Proposed Sale”);

WHEREAS, Borrowers have informed Lender that the following Events of Default exist and are continuing under the Loan Agreement: (i) violation of the financial covenant set forth in Section 6.15 of the Loan Agreement entitled “Ratio of Debt to Tangible Net Worth”, for the period ending August 31, 2014; (ii) violation of the financial covenant set forth in Section 6.17 entitled “Fixed Charge Ratio” for the period ended August 31, 2014; and (iii) violation of the financial covenant set forth in Section 6.18 entitled “Tangible Net Worth” for the period ended August 31, 2014 (collectively, the “Specified Events of Default”);

WHEREAS, Borrowers acknowledge that Lender has no obligation to make further Revolving Advances and that Lender presently may exercise its rights and remedies under the Loan Agreement, the other Loan Documents and applicable law; and

WHEREAS, Borrowers nevertheless have requested that Lender, in its sole discretion, continue to make protective advances pursuant to Section 2.01(e) of the Loan Agreement to fund essential operations or to preserve the Collateral pending the closing of a Proposed Sale, and Lender is willing to do so on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Definitions. Terms defined in the Loan Agreement which are used herein shall have the same meanings as are set forth in the Loan Agreement for such terms unless otherwise defined herein.

2.     Amendment. Upon the occurrence of the Effective Time (as hereinafter defined):

2.1     The following terms are added to Section 1.02 of the Loan Agreement in proper alphabetical order:

“Aggregate Allocable Amount” shall have the meaning set forth in Section 9.28 of the Loan Agreement.

“Allocable Amount” shall have the meaning set forth in Section 9.28 of the Loan Agreement.

“Payment” shall have the meaning set forth in Section 9.28 of the Loan Agreement.

2.2     Section 2.01(c) of the Loan Agreement is hereby amended by inserting the following at the end thereof:

Without limiting the foregoing, each Borrower’s joint and several liability for, and promise to pay the Obligations hereunder are not affected by any action or inaction of Lender to: (1) extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any indebtedness, liability or Obligations of any other Borrower or of any other Person (including, without limitation, any Guarantor) secondarily or otherwise liable for any Obligations, or waive any Default or Event of Default with respect thereto, or waive, modify, amend or change any provision of the Loan Agreement or any other Loan Document, (2) sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, Lender as direct or indirect security for the payment or performance of any Obligations by any other Borrower or any other Person (including, without limitation, any Guarantor); or (3) settle, adjust or compromise any claim of the Borrower against any other Person (including, without limitation, any Guarantor) secondarily or otherwise liable for any indebtedness, liability or Obligations of the Borrower on the Obligations. Each Borrower hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise, including any other circumstance which might otherwise constitute a defense available to, or a discharge of, any guarantor or surety in respect of the Obligations or the Loan Documents, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason of any statute or common law, it being understood that such Borrower shall at all times be bound by this Loan Agreement and any other Loan Document to which it is a party and remain liable thereunder.

2.3     Section 9.28 of the Loan Agreement is hereby amended and restated as follows:

9.28     Subrogation; Indemnity and Contribution.

(a) To the extent that any Borrower shall be subrogated to the rights of the Lender as a result of its repayment of any Obligations (a “Payment”), but each Borrower covenants and agrees that such right of subrogation and any and all claims of such Borrower against any other Borrower, any endorser or Guarantor or against any of their respective properties shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all of the Obligations and satisfaction by all of the Borrowers of their Obligations under the Loan Agreement and the other Loan Documents to which any of the Borrowers is a party, and no Borrower shall take any action to enforce such right of subrogation, and no Borrower shall accept any payment in respect of such right of subrogation, until all of the Obligations payable by the Borrowers hereunder have indefeasibly been finally paid in cash in full and all of the Obligations of all of the Borrowers under the Loan Agreement and the other Loan Documents to which any Borrower is a party have been satisfied. Notwithstanding any right of any Borrower to ask, demand, sue for, take or receive any payment from the Borrower, all rights, Liens and security interests of each Borrower, whether now or hereafter arising and howsoever existing, in any assets of the Borrower shall be and hereby are subordinated to the rights, if any, of the Lender in those assets. No Borrower shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Obligations shall have been paid in cash in full and satisfied.

(b)     To the extent that any Borrower shall make a Payment hereunder which, taking into account all other Payments previously or concurrently made by any of the other Borrowers (including, without limitation, American Locker), exceeds the amount which such Borrower would otherwise have paid if each Borrower had paid the aggregate obligations satisfied by such Payment in the same proportion as such Borrower’s “Allocable Amount” (as hereinafter defined) in effect immediately prior to such Payment bore to the “Aggregate Allocable Amount” (as hereinafter defined) of all of the Borrowers (including, without limitation, American Locker) in effect immediately prior to the making of such Payment, then such Borrower shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers which has not paid at least its Allocable Amount for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Payment; provided that each Borrower covenants and agrees that such right of contribution and indemnification and any and all claims of such Borrower against any other Borrower, any endorser or against any of their property shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all Obligations and satisfaction by all of the Borrowers of their Obligations under the Loan Agreement and the other Loan Documents to which any Borrower is a party, and the Borrowers shall not take any action to enforce such right of contribution and indemnification, and no Borrowers shall accept any payment in respect of such right of contribution and indemnification, until all of the Obligations and all amounts payable by the Borrowers under the Loan Agreement and the other Loan Documents to which any Borrower is a party have indefeasibly been finally paid in cash in full and all of the Obligations have otherwise been satisfied in full.

As of any date of determination, (1) the “Allocable Amount” of any Borrower shall be equal to the maximum amount which could then be claimed by the Lender under the Loan Agreement without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the United States Bankruptcy Code (11 U.S.C. Sec. 101 et. seq.) or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law and (2) the “Aggregate Allocable Amount” shall be equal to the sum of each Borrower’s Allocable Amount.

This Section 9.28(b) is intended only to define the relative rights of the Borrowers, and nothing set forth in this Section 9.28(b) is intended to or shall impair the obligations of the Borrower, jointly and severally, to pay any amounts to the Lender as and when the same shall become due and payable in accordance herewith.

Each Borrower acknowledges that the rights of contribution and indemnification hereunder shall constitute an asset in favor of any Borrower (including American Locker and any other Borrower) to which such contribution and indemnification is owing.

3.     Protective Advances. Upon the occurrence of the Effective Time (as hereinafter defined), Lender hereby agrees to consider Borrower’s requests for protective advances in amounts that do not exceed $250,000 during the period ending on November 30, 2014. Each such request shall be in writing and include a Borrowing Base Report in form satisfactory to Lender and a listing of the expenses to be paid with the proceeds of such protective advance. Lender may, in its sole discretion, make a protective advance to or for the benefit of Borrowers in the full amount requested, or a part thereof, but Lender shall have no obligation or commitment to do so.

4.     Conditions. The terms of Sections 1, 2 and 3 of this Agreement shall become effective only when each of the following conditions has been completely satisfied as determined by Lender in its discretion (the time of such satisfaction being hereinafter referred to as the “Effective Time;” the Effective Time shall be deemed to occur on the date of this Agreement (the “Effective Date”) unless Lender provides written notice to the contrary to Borrowers):

4.1     Documents. Lender shall have received each of the following agreements, instruments and other documents, in each case in form and substance acceptable to Lender in its discretion:

(a)     this Agreement duly executed and delivered by Borrowers and Lender, and

(b)     such other documents, instruments, agreements, opinions, certificates and other items as Lender may reasonably request in connection with this Agreement.

4.2     Representations and Warranties; No Event of Default. As of the date hereof (and, if different, also as of the Effective Date) (a) the representations and warranties contained herein, in the Loan Agreement (as amended hereby) and in each other Loan Document shall be true and correct in all material respects (both immediately before and after giving effect to consummation of the transactions contemplated hereby), except (i) to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case it shall be true and correct in all material respects as of such earlier date, (ii) to the extent the representation and warranty in Article IV of the Loan Agreement is not true and correct as a result of the existence of potential existence of the Specified Events of Default, and (b) no Event of Default has occurred and is continuing (other than the Specified Events of Default).

4.3     Proceedings.  All corporate and other proceedings taken in connection with the transactions contemplated hereby and all agreements, instruments, certificates and other documents relating thereto shall be in form and substance reasonably satisfactory to Lender, as determined in its reasonable discretion.

4.4     Fees. All fees and out-of-pocket expenses required to be paid to Lender and Lender’s special counsel on or prior to the Effective Date shall have been paid in full.

5.     No Waiver; Reservation of Rights. Each Borrower acknowledges that Lender is not waiving any Defaults or Events of Default. Without limiting the generality of the foregoing, each Borrower acknowledges and agrees that Lender retains all of its rights and remedies with respect to the Specified Events of Default. No Borrower will assert, and each Borrower hereby forever waives any right to assert, that Lender is obligated in any way to forbear from enforcing any of its rights or remedies or that Lender is not entitled to act on the Specified Events of Default notwithstanding the execution and delivery of this Agreement, any delay in enforcing any of its rights or remedies or the making of any protective advances. Each Borrower acknowledges that Lender has not made any representations as to what actions, if any, it will take and Lender does hereby specifically reserve any and all rights and remedies it has with respect to the Specified Events of Default and each other Default or Event of Default that may occur.

6.     Representations and Warranties; Agreements.

6.1     Authority, Authorization, Enforceability, No Conflict. Each Borrower represents and warrants that: (a) the execution and delivery by such Borrower of this Agreement, each other document, instrument and agreement to be executed and delivered by such Borrower in connection herewith, the Loan Agreement (as amended hereby) and the performance of such Borrower’s obligations hereunder and thereunder: (i) are within the corporate powers of such Borrower; (ii) are duly authorized by the board of directors of such Borrower, and, if necessary, the shareholders of such Borrower; (iii) are not in contravention of the terms of the organization documents of such Borrower, or of any document evidencing any contractual obligation to which such Borrower is a party or any judgment, decree or order of any governmental authority to which such Borrower or its property is subject; (iv) do not require any governmental consent, registration or approval or any filing with or notice to any governmental authority; (v) do not contravene any order, injunction, writ or decree of any governmental authority to which any Borrower or its property is subject; and (vi) will not result in the imposition of any Lien upon any property of such Borrower under any document evidencing any contractual obligation (other than Liens in favor of Lender under the Loan Agreement, as amended hereby, and other Permitted Liens); (b) each of this Agreement, the Loan Agreement and each of the other Loan Documents, after giving effect hereto, constitutes the legal, valid and binding obligation of each Borrower party thereto, enforceable against each such Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles; (c) as of the date hereof, and (after giving effect hereto and consummation of the transactions contemplated hereby) as of the Effective Date, there exists (i) no Event of Default (other than the Specified Events of Default) or any other condition or event that, with the passage of time or the giving of notice, or both, would mature into a Default or Event of Default; and (d) all conditions set forth in Section 4 of this Agreement have been satisfied in full (provided that no representation or warranty is made as to Lender’s acceptance or satisfaction with any matter).

6.2     Reaffirmation. Each Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement and all other Loan Documents to which such Borrower is a party (after giving effect hereto).

6.3     Outstanding Loans. Borrowers hereby acknowledge and agree that, as of November 4, 2014, the outstanding principal amount of the Revolving Loans is $1,491,499.82, and the outstanding principal amount of the Term Loan is $820,000.00.

6.4     Proposed Sale Terms. Borrowers acknowledge that a sale by Borrowers or the Lender of all or a portion of the Collateral as a going concern to a portfolio company sponsored by the Anderson Group LLC under the terms being discussed or to another buyer willing to pay a higher cash price on or before November 30, 2014 would be commercially reasonable without the need for additional notice to the Borrowers or marketing efforts, all of which are hereby waived.

7.     Release. Each Borrower for itself and its shareholders and affiliates and the successors, assigns, heirs and representatives of each of the foregoing does hereby fully, finally and unconditionally release and forever discharge Lender and its shareholders, affiliates, agents, attorneys, employees, directors, and officers and the successors, assigns, heirs and representatives of each of the foregoing, from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case whether known or unknown, contingent or fixed, direct or indirect and of whatever nature or description and whether in law or in equity under contract, tort, statute or otherwise, which any Borrower has heretofore had or now or hereafter can, shall or may have by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Effective Date arising out of, connected with or related in any way to this Agreement, the Loan Agreement or any other Loan Document, any proposal letter, commitment letter or term sheet, or any act, event or transaction related or attendant thereto, the agreements of Lender contained therein, the possession, use, operation or control of any of the assets of any Borrower, the making of any Loan or any other advances, the management of any Advance or other advances or the Collateral.

8.     References, Etc.

8.1     On and after the Effective Date, (a) each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby, and (b) each reference to the Loan Agreement in all other Loan Documents shall mean and be a reference to the Loan Agreement as amended hereby.

8.2     Except as otherwise provided herein, the Loan Agreement, all other Loan Documents, all covenants, representations and warranties made therein, and all other documents, instruments and agreements executed or delivered in connection therewith, shall remain in full force and effect, and are hereby reaffirmed, ratified and confirmed.

8.3     The execution, delivery and effectiveness of this Agreement shall not, except as specifically stated herein, (a) amend the Loan Agreement or any other Loan Document, (b) operate as a waiver of any right, power or remedy of Lender, (c) constitute a waiver of, or consent to any departure from, any provision of the Loan Agreement, any Loan Document or any other documents, instruments and agreements executed or delivered in connection therewith, or (d) constitute a consent by Lender to the Proposed Sale or any other disposition of Collateral.

8.4     Each Borrower acknowledges and agrees that: (a) as of the date hereof (and, if different, also as of the Effective Date), such Borrower has no defenses, claims or set-offs to the payment of the Obligations or to the enforcement of the Obligations, the Loan Agreement, or any of the other Loan Documents and (b) the Liens granted to Lender by such Borrower are and remain valid perfected Liens in the assets of such Borrower securing the payment and performance of the Obligations.

8.5     This Agreement shall be deemed Loan Documents for the purposes of the Loan Agreement.

9.     Miscellaneous.

9.1     Costs and Attorneys’ Fees. Borrowers jointly and severally agree to reimburse Lender on demand for all expenses and fees paid or incurred in connection with the analysis, documentation, negotiation and closing of this Agreement, including lien search, filing and recording fees and the fees and expenses of Lender’s attorneys (including all fees of all paralegals and other staff employed by such attorneys), whether such expenses and fees are incurred prior to or after the date hereof.

9.2     Further Assurances. Each Borrower hereby agrees from time to time, as and when reasonably requested by Lender, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as Lender may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Agreement.

9.3     Parties. Whenever in this Agreement there is reference made to any of the parties hereto, such reference shall be deemed to include, wherever applicable, a reference to the successors and assigns of each Borrower and the successors and assigns of Lender, and the provisions of this Agreement shall be binding upon and shall inure to the benefit of said successors and assigns.

9.4     Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

9.5     Governing Law. This Agreement shall be governed by and construed in accordance with, and any dispute between the parties hereto arising out of, connected with, related to, or incidental to the relationship established between them in connection with this Agreement, and whether arising in contract, tort, equity, or otherwise, shall be resolved in accordance with, the internal laws, and not the conflict of law provisions, of the State of Texas.

9.6     WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT, THE LOAN AGREEMENT, ANY LOAN DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTIONS SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9.6 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

9.7     DTPA Waiver. Each Borrower acknowledges and agrees, on such Borrower’s own behalf of any permitted assigns and successors hereafter, that the DTPA is not applicable to this transaction. Accordingly, such Borrower’s rights and remedies with respect to the transaction contemplated under this Agreement and with respect to all acts or practices of Lender, past, present or future, in connection with such transaction, shall be governed by legal principles other than the DTPA. In furtherance thereof, each Borrower agrees as follows:

(a)     Each Borrower represents that such Borrower has the knowledge and experience in financial and business matters that enable such Borrower to evaluate the merits and risks of the business transaction that is the subject of this Agreement. Each Borrower also represents that such Borrower is not in a significantly disparate bargaining position in relation to Lender. Each Borrower has negotiated the loan documents with Lender at arm’s length and has willingly entered into the loan documents.

(b)     Each Borrower represents that (i) such Borrower has been represented by the firm of Hallett & Perrin, P.C., as legal counsel in the transaction contemplated by this Agreement and (ii) such legal counsel was not directly or indirectly identified, suggested or selected by Lender or an agent of Lender.

(c)     This Agreement relates to a transaction involving total consideration by Borrowers of more than $100,000.00 and does not involve any Borrower’s residence.

(d)     Each Borrower agrees, on such Borrower’s own behalf and on behalf of such Borrower’s permitted assigns and successors, that all of such Borrower’s rights and remedies under the DTPA are WAIVED AND RELEASED, including specifically, without limitation, all rights and remedies under the DTPA resulting from or arising out of any and all acts or practices of Lender in connection with this transaction, whether such acts or practices occur before or after the execution of this Agreement.

(e)     In furtherance thereof, each Borrower agrees that by signing this Agreement, such Borrower and any permitted assigns and successors are bound by the following waiver:

WAIVER OF CONSUMER RIGHTS. EACH BORROWER HEREBY WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF SUCH BORROWER’S OWN SELECTION, EACH BORROWER VOLUNTARILY CONSENTS TO THIS WAIVER.

EACH BORROWER HAS READ AND UNDERSTANDS SECTION 9.7 HEREOF:

[____________] (INITIALS) (BORROWERS)

9.8     Headings. Section titles contained in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement among the parties.

9.9     Final Expression. THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the same subject matter therein. There are no oral agreements between the parties. EACH Borrower acknowledges that no promises of any kind have been made by Lender or any third party to induce ANY Borrower to execute THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS except to the extent expressly contained herein or therein. Upon request, the parties will promptly execute and deliver such other and further documents and instruments, and shall do or take such other actions as may be reasonably required or appropriate, to cure any defects in the creation and issuance of THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS or in the perfection of preservation of the security interests contemplated herein or therein.

9.10     Counterparts. This Agreement may be executed and accepted in any number of counterparts, each of which shall be an original with the same effect as if the signatures were on the same instrument. The delivery of an executed counterpart of a signature page to this Agreement by telecopier or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, Third Amendment to Loan Agreement has been duly executed as of the day and year first above written.

BORROWERS:

AMERICAN LOCKER GROUP INCORPORATED

By:    /s/ Anthony B. Johnston

Name: Anthony B. Johnston

Title: President and Chief Executive Officer

SECURITY MANUFACTURING CORPORATION

By:    /s/ Anthony B. Johnston

Name: Anthony B. Johnston

Title: President and Chief Executive Officer

AMERICAN LOCKER SECURITY SYSTEMS, INC.

By:    /s/ Anthony B. Johnston

Name: Anthony B. Johnston

Title: President and Chief Executive Officer

LENDER:

TRIUMPH SAVINGS BANK, SSB,

D/B/A TRIUMPH COMMERCIAL FINANCE

By:    /s/ James B. Allin

Name: James B. Allin

Title: Senior Vice President